Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Wells Fargo Municipal Capital Strategies, LLC
Address:	30 Hudson Yards New York, New York 10001
Date of Event Requiring Statement (Month/Day/Year):	August 1, 2025
Issuer Name and Ticker or Trading Symbol:	PIMCO CALIFORNIA MUNICIPAL INCOME FUND [PCQ]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC By: __/s/ Daniel Frizsell ___________________ Name: Daniel Frizsell Title: Vice President Date: August 5, 2025